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Consent of Independent Auditors




The Board of Trustees and Shareholders
Hewitt Money Market Fund:

We consent to the use of our reports dated April 2, 1999 for Hewitt Money Market Fund and for Money Market Master Portfolio of Master Investment Portfolio incorporated by reference herein and to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


                                                     /s/ KPMG LLP


Boston, Massachusetts
December 29, 1999